UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, Tessera Technologies, Inc. (the “Company”) and John Thode, President of the Company’s wholly owned subsidiary DigitalOptics Corporation (together with its subsidiaries, “DOC”), entered into an Amendment to the Severance Agreement (the “Severance Agreement Amendment”), pursuant to which the Company agreed to extend the time period during which Mr. Thode may provide written notice to the Company of his intent to resign for Good Reason (as defined in the Severance Agreement) through the earlier of (a) November 30, 2014, or (b) the date of Mr. Thode’s Separation from Service (as defined in the Severance Agreement). The Severance Agreement Amendment further provides that if the Company does not cure such Good Reason within 30 days of written notice from Mr. Thode, or the Company provides Mr. Thode with written notice that no cure is possible, then Mr. Thode may resign for Good Reason, which resignation must occur by December 31, 2014.

The foregoing provides only a brief description of the terms and conditions of the Severance Agreement Amendment and is qualified in its entirety by reference to the full text of the Severance Agreement Amendment, a copy of which are filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Severance Agreement, dated October 31, 2014, by and between the Company and John Thode

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014

TESSERA TECHNOLOGIES, INC.

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Severance Agreement, dated October 31, 2014, by and between the Company and John Thode